                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             U. S. Home Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
         or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act
         Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

                             U.S. HOME CORPORATION
                              1800 WEST LOOP SOUTH
                                 P. O. BOX 2863
                           HOUSTON, TEXAS 77252-2863

                                [US HOME LOGO]

                 NOTICE OF 1995 ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT

                                                                  March 20, 1995

Dear Stockholders:

     On behalf of the officers and directors of the Company, you are cordially invited to attend the U.S. Home Corporation Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Wednesday, April 26, 1995, at the Omni Hotel, Four Riverway, Houston, Texas.

     At the meeting, Stockholders will be asked to consider and act upon the election of directors and ratification of auditors. Stockholders are also being requested to consider and approve the Company's Corporate Officers and Presidents of Operations Restricted Stock Plan, a long-term incentive and performance-based program. These matters are described in the formal Notice of Meeting and in the accompanying Proxy Statement.

     The Board of Directors of the Company unanimously recommends that all Stockholders vote in favor of each Proposal. Your vote is important regardless of the number of shares you own. We strongly encourage all Stockholders to participate by voting their shares by Proxy whether or not they plan to attend the meeting. Please sign, date and mail the enclosed Proxy as soon as possible. If you do attend the meeting, you may still vote in person.

                                          Sincerely,

                                          /s/ ROBERT J. STRUDLER
                                          _________________________________
                                          Robert J. Strudler
                                          Chairman and Chief
                                          Executive Officer

                                 [US HOME LOGO]

                      ------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 26, 1995
                      ------------------------------------

     The Annual Meeting of the Stockholders of U.S. Home Corporation (the "Company") will be held on Wednesday, April 26, 1995, at 10:00 a.m., local time, at the Omni Hotel, Four Riverway, Houston, Texas for the purpose of considering and acting upon the following proposals as set forth in the accompanying Proxy
Statement:

     1.   Election of Class II Directors.

     2. Approval of the Company's Corporate Officers and Presidents of Operations Restricted Stock Plan.

     3. Ratification of the appointment of Arthur Andersen LLP as auditors of the Company for the fiscal year ending December 31, 1995.

     4. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only Stockholders of record at the close of business on March 1, 1995 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                            By Order of the Board of Directors

                                            RICHARD G. SLAUGHTER
                                            Secretary

March 20, 1995

                             U.S. HOME CORPORATION
                              1800 WEST LOOP SOUTH
                                 P. O. BOX 2863
                           HOUSTON, TEXAS 77252-2863

                      ------------------------------------

                                PROXY STATEMENT
                      ------------------------------------

     Accompanying this Proxy Statement is a Notice of Annual Meeting of Stockholders of U.S. Home Corporation (the "Company") and a form of Proxy (the "Proxy") for such meeting solicited by the Board of Directors of the Company (the "Board"). The Board has fixed the close of business on March 1, 1995 as the record date (the "Record Date") for the determination of stockholders of the Company ("Stockholders") who are entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof (the "Meeting"). The holders of a majority of the aggregate outstanding shares of (i) common stock, $.01 par value per share, of the Company (the "Common Stock") and (ii) convertible redeemable preferred stock, $.10 par value per share, of the Company (the "Convertible Preferred Stock") (hereinafter, the Common Stock and the Convertible Preferred Stock shall be referred to collectively as the "Stock") present in person or represented by Proxy and entitled to vote shall constitute a quorum at the Meeting.

     As of the Record Date, there were outstanding 11,073,848 shares of Common Stock and 369,587 shares of Convertible Preferred Stock, or an aggregate of 11,443,435 shares of Stock, the holders of which are entitled to one vote per share. On all proposals to be submitted to the Stockholders at the Meeting, the holders of the Common Stock and Convertible Preferred Stock will vote together as a single class.

     A Proxy that is properly submitted to the Company may be revoked at any time before it is exercised by written notice to the Secretary of the Company. Any Stockholder attending the Meeting may vote in person and by doing so revokes any Proxy previously submitted by him or her. With respect to Proposal 1, unless authority to vote for all nominees for Class II Director or any individual nominee is withheld, all the shares of Stock represented by the Proxy will be voted for the election as Class II Director of the nominees set forth in this Proxy Statement. Where a Stockholder has specified a choice on his or her Proxy with respect to other proposals or matters, that direction will be followed. If no direction is given, all of the shares of Stock represented by the Proxy will be voted in favor of such proposal or matter. However, shares of Stock represented by Proxies marked as abstentions on any matter will not be voted on that matter, although they will be counted for quorum purposes; shares held by brokers in "street name" and not voted by them will not be counted in tabulating votes.

     The cost of soliciting Proxies will be paid by the Company, which will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding proxy materials to the beneficial owners of Stock. Officers and regular employees of the Company may solicit Proxies personally and by telephone. In addition, the Company has retained D.F. King & Co., Inc., to aid in the solicitation from brokers, bank nominees and institutional holders for a fee of $6,500, plus out-of-pocket expenses.

     The Annual Report of the Company for the year ended December 31, 1994, containing audited financial statements for such year, is enclosed with this Proxy Statement.

     This Proxy Statement and the enclosed Proxy are being sent to Stockholders on or about March 20, 1995.

     IN ORDER THAT YOUR SHARES OF STOCK MAY BE REPRESENTED AT THIS MEETING, YOU ARE REQUESTED TO:

                 PLEASE SIGN, DATE AND MAIL THE PROXY PROMPTLY.

                         ELECTION OF CLASS II DIRECTORS
                                  (PROPOSAL 1)

     The Company's Second Restated Certificate of Incorporation (the "Certificate of Incorporation"), which became effective on June 21, 1993 when the Company emerged from Chapter 11 of the United States Bankruptcy Code, provides that six individuals (the "New Directors") selected by the Official Committee of Unsecured Creditors in the Company's Chapter 11 bankruptcy case would be added to the Board, three directors would resign from the Board (such persons resigned on June 10, 1993), and five directors who were members of the Board during the pendency of the Company's Chapter 11 case would remain on the Board ("Continuing Directors"), resulting in a Board consisting of 11 directors. The Certificate of Incorporation also provides that the directors will be divided, with respect to the time for which they hold office, into three classes: Class I, Class II and Class III. Class I consists of the three members named on the following page who will serve until the annual meeting of Stockholders in 1996 and until their successors are elected and qualified. Class II consists of the four members named below who, if elected at the Meeting, will serve until the annual meeting of Stockholders in 1996 and until their successors are elected and qualified. Class III consists of the four members named on the following page who will serve until the annual meeting of Stockholders in 1996 and until their successors are elected and qualified.

     Until the annual meeting of Stockholders to elect directors to be held in 1996, nominations for election to the Board due to expiring terms of Continuing Directors and New Directors will be made by a majority of the remaining Continuing Directors or New Directors, respectively. Effective with the annual meeting of Stockholders to be held in 1996, the terms of all directors will expire, classification of directors will terminate and, commencing with such meeting, all directors thereafter will serve for one-year terms, and nominations for election of all directors will be made by the affirmative vote of a majority of the entire Board. Subject to the Certificate of Incorporation and the Company's Amended and Restated By-Laws (the "By-Laws"), the Nominating Committee of the Board will consider candidates for director recommended by Stockholders, if such recommendations are submitted in writing to the Secretary of the Company giving the background and qualifications of the candidates.

     The following persons comprising all of the Class II directors ("Class II Directors") have been nominated for reelection at the Meeting to serve until the annual meeting of Stockholders in 1996, and until their successors are elected and qualified:

                       Glen Adams
                       Steven L. Gerard
                       Kenneth J. Hanau, Jr.
                       Charles A. McKee

     Unless authority to vote on the election of all nominees for Class II Director or any individual nominee is specifically withheld by appropriate designation on the Proxy, it is the intention of the persons named in the accompanying Proxy to vote such Proxy for the election as Class II Directors of the persons named above.

     All nominees have consented to serve, if so elected. The Company does not anticipate that any of the nominees for Class II Director will be unable to serve, but if such a situation should arise, it is the intention of the persons named in the accompanying Proxy to vote for the election of such other person or persons as the respective New Directors or Continuing Directors, as noted above, may nominate.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE CLASS II DIRECTOR NOMINEES NAMED HEREIN, AND IT IS INTENDED THAT PROXIES NOT MARKED TO THE CONTRARY WILL BE SO VOTED.

     The election of directors requires the affirmative vote of the holders of a plurality of the shares of Stock voting at the Meeting.

                             NOMINEES FOR DIRECTOR

CLASS II -- TERM EXPIRING AT 1996 ANNUAL MEETING

                                                                SERVED AS            BOARD
               NAME, AGE, PRINCIPAL OCCUPATION,                  DIRECTOR           COMMITTEE
                    OTHER DIRECTORSHIPS(1)                        SINCE             MEMBERSHIP
               --------------------------------                 ---------     -----------------------
Glen Adams (56 yrs.) Chairman, President and Chief Executive                   Conflict of Interest
  Officer of Southmark Corporation since August 1990(2).......       1993         and Nominating

Steven L. Gerard (49 yrs.) Chairman and Chief Executive                          Compensation and
  Officer of Triangle Wire & Cable Inc. since September                          Stock Option, and
  1992(3).....................................................       1993             Finance

                                                                                Audit, Compensation
Kenneth J. Hanau, Jr. (68 yrs.) Chairman of K&H Corrugated                       and Stock Option,
  Case Corporation (4)........................................       1976          and Executive

                                                                                    Audit and
Charles A. McKee (76 yrs.) Former Chairman and Chief Executive                   Compensation and
  Officer of Electrolux Corporation(5)........................       1978          Stock Option


                         INFORMATION ON OTHER DIRECTORS

CLASS I -- TERM EXPIRING AT 1996 ANNUAL MEETING

                                                                SERVED AS              BOARD
               NAME, AGE, PRINCIPAL OCCUPATION,                 DIRECTOR             COMMITTEE
                    OTHER DIRECTORSHIPS(1)                        SINCE             MEMBERSHIP
               --------------------------------                 ---------       ------------------
                                                                                     Audit and
George A. Poole, Jr. (63 yrs.) Private investor(6)............       1993           Nominating

Herve Ripault (54 yrs.) Associate of Optigestiom S.A., a                            Finance and
  French fund management company since November 1991(7).......       1982           Nominating

                                                                                Compensation and
                                                                              Stock Option, Conflict
                                                                                   of Interest
James W. Sight (39 yrs.) Private investor(8)..................       1993         and Nominating

CLASS III -- TERM EXPIRING AT 1996 ANNUAL MEETING

                                                                SERVED AS              BOARD
               NAME, AGE, PRINCIPAL OCCUPATION,                 DIRECTOR             COMMITTEE
                    OTHER DIRECTORSHIPS(1)                        SINCE             MEMBERSHIP
               -------------------------------                  ---------     ---------------------
Isaac Heimbinder (51 yrs.) President and Chief Operating                       Conflict of Interest,
  Officer of the Company(9)...................................       1984      Executive and Finance

Malcolm T. Hopkins (66 yrs.) Private investor and a director                         Audit and
  of several companies(10)....................................       1993            Executive

Jack L. McDonald (61 yrs.) Private investor and                                Conflict of Interest
  consultant(11)..............................................       1993           and Finance

Robert J. Strudler (52 yrs.) Chairman and Chief Executive
  Officer of the Company(12)..................................       1984            Executive

- ---------------

 (1) Unless otherwise indicated, directors have held the position with the Company or have been engaged in the principal occupation indicated for at least five years.

 (2) Mr. Adams has been Chairman, President and Chief Executive Officer of Southmark Corporation since August 1990. Southmark, a real estate and financial services company, is engaged in the liquidation of its assets pursuant to a Chapter 11 plan of reorganization which became effective in August 1990. Prior to joining Southmark, Mr. Adams served as Chairman, President and Chief Executive Officer of The Great Western Sugar Company, a sugar manufacturer, from 1986 to 1989 during its bankruptcy case. He previously served from 1983 to 1986 as Vice President and General Counsel of Hunt International Resources Corp., a holding company for Great Western and other entities. Mr. Adams serves as a director of Southmark San Juan, Inc., Thousand Trails, Inc. and Zale Corporation.

 (3) Mr. Gerard has been Chairman and Chief Executive Officer of Triangle Wire & Cable Inc., a manufacturer of insulated wire and cable, since September 1992. Mr. Gerard was previously Chief Executive Officer and Director of Mountleigh Group, PLC, a London-based company engaged in property management and retailing, from April 1992 to July 1992. Mr. Gerard was hired in connection with the restructuring of Mountleigh. In connection with the restructuring, Mountleigh was placed in U.K. receivership on May 23, 1992. From July 1990 until April 1992, Mr. Gerard was a Senior Managing Director of Citibank, N.A. responsible for credit, portfolio and risk management for Citibank's corporate and investment banking activities in the United States, Japan, Europe and Australia; from August 1987 to July 1990, he was Division Executive for the National Corporate Finance Division of Citibank and prior thereto, he was the Senior Corporate Workout Officer of the Institutional Recovery Management Division of Citibank. Mr. Gerard is also a director of Banner Aerospace, Inc. and DeepTech Industries, Inc.

 (4) Mr. Hanau is Chairman of K&H Corrugated Case Corporation, a manufacturer of corrugated packaging materials, located in Walden, New York, and has been associated with that company for more than five years. Mr. Hanau is also a director of Cosco Industries and Tinque, Brown, Inc.

 (5) Mr. McKee retired as Chairman and Chief Executive Officer of Electrolux Corporation, a manufacturer of vacuum cleaners and floor care products, located in Stamford, Connecticut on June 30, 1983 and as Executive Vice President and Director of Sara Lee Corporation (formerly Consolidated Foods Corporation) on October 31, 1983 after having served in such capacities for more than five years. Mr. McKee is a director of MAC Corp.

 (6) Mr. Poole has been a private investor for more than the past five years. Mr. Poole serves as a director of Spreckels Industries, Inc., Bucyrus-Erie Company and Rock Island Foods, Inc.

 (7) Mr. Ripault has been an Associate of Optigestiom S.A., a French fund management company since November 1991. Mr. Ripault retired in October 1991 as Chairman of the Board of Delahaye -- Ripault, S.A., Agent de Change, a member of the Paris Stock Exchange, Paris, France. Mr. Ripault had been associated with such firm from June 1985 until his retirement. Mr. Ripault was associated with Societe des Maisons Phenix, a homebuilding company in France, from 1979 to 1985, during which time he was Executive Vice President -- Finance.

 (8) Mr. Sight has been a private investor for more than the past five years. He has also served as Vice President and director of Sight Leasing Co. Inc., a car leasing company, from 1978 until its dissolution in December 1992. Since December 1992, Mr. Sight has been Co-Chairman and a director of Metro Airlines, Inc., a former regional feeder airline which is in the process of liquidation. Mr. Sight is also a director of United Recycling Industries.

 (9) Mr. Heimbinder has served as President and Chief Operating Officer of the Company since May 12, 1986; prior thereto he had been Senior Vice President and Chief Financial Officer of the Company since December 14, 1979 and Secretary from August 23, 1984 until June 26, 1986, and from October 13, 1976 until January 26, 1984.

(10) Mr. Hopkins has been a private investor and a director of several companies for more than the past five years. He served as Vice Chairman and Chief Financial Officer of the former St. Regis Corporation, a paper and forest products company with interests in oil and gas and insurance, from 1980 to 1984. Mr. Hopkins is a director of The Columbia Gas System, Inc., MAPCO, Inc., KinderCare Learning

     Centers, Inc., The Metropolitan Series Fund, Inc., MetLife Portfolios, Inc. and EMCOR Group, Inc.; he is also a trustee of The Biltmore Funds.

(11) Mr. McDonald has been a private investor and consultant for more than the past five years. He served as President and Chief Operating Officer of Centex Corporation, a homebuilding, general construction and cement-making company, from 1978 to 1984, and as a director of that company from 1974 until 1985. He is also a director of Amre, Inc., Bally's Grand Inc., Triangle Pacific, Inc. and American Homestar Corp.

(12) Mr. Strudler has served as Chairman and Chief Executive Officer of the Company since May 12, 1986; prior thereto he had been President and Chief Operating Officer of the Company since August 23, 1984, Senior Vice President, Asset Management, and Secretary of the Company from January 26, 1984 to August 23, 1984 and Senior Vice President of the Company since December 15, 1978. Mr. Strudler also served as a director of the Company from January 27, 1983 until March 22, 1984.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The committees of the Board include the following:

     The Audit Committee reviews and approves the scope of the annual audit undertaken by the Company's independent public accountants and meets with them on a regular basis to review the progress and results of their work as well as any recommendations they may make. The Audit Committee also reviews the fees of the independent public accountants, and reviews and approves the annual financial statements of the Company prior to issuance of such statements. In addition, the Audit Committee reviews and approves any significant non-audit services undertaken by the Company's independent public accountants. In connection with the internal accounting controls of the Company, the Audit Committee reviews internal audit procedures and reporting systems, as well as reports of the Audit Department of the Company and the management action taken in response to such reports.

     The Compensation and Stock Option Committee (the "Compensation Committee") reviews the salaries and all compensation plans for corporate officers, presidents of operations and division chairmen and presidents, and makes specific recommendations to the Board for such salaries and plans. The Compensation Committee also has the authority to administer the Company's 1993 Employees' Stock Option Plan, including the grant of options and approval of loans to finance the purchase of shares, the Employee Stock Payment Plan, including the determination of the amount, allocation and vesting of shares, and, if approved by the Stockholders at the Meeting, the Corporate Officers and Presidents of Operations Restricted Stock Plan (See Proposal 2).

     The Conflict of Interest Committee makes determinations concerning potential conflicts of interest involving the Company and its subsidiaries and any directors, corporate officers, beneficial owners of more than 10% of the Company's outstanding shares of Stock, presidents of operations, division chairmen and presidents and members of conflict of interest committees reporting to presidents of operations.

     The Executive Committee is empowered to exercise all powers of the full Board to the extent permitted by, and subject to the limitations imposed by, the Delaware General Corporation Law, the Certificate of Incorporation and the By-Laws. The Executive Committee exercises the powers of the full Board in the management of the business and affairs of the Company during the intervals between regular and special meetings of the Board.

     The Finance Committee reviews and approves capital funding (debt or equity) plans for the Company and major land policies in coordination with established corporate strategic objectives, and reviews and recommends corporate strategic objectives for the Company.

     The Nominating Committee advises on compensation of directors and makes, subject to the Certificate of Incorporation and the By-Laws, recommendations to the Board for the election of directors, the succession in the office of chief executive officer and the election of corporate officers. The Nominating Committee also administers the Non-Employee Directors' Stock Option Plan and the Retirement Plan for Non-Employee

Directors. See "Director Compensation." Subject to the Certificate of Incorporation and the By-Laws, the Nominating Committee will consider candidates for director recommended by Stockholders, if such recommendations are submitted in writing to the Secretary of the Company giving the background and qualifications of the candidates.

     Members of the committees of the Board are as follows: Audit
Committee -- Messrs. Hanau, Hopkins (Chair), McKee and Poole; Compensation and Stock Option Committee -- Messrs. Gerard, Hanau, McKee (Chair) and Sight; Conflict of Interest Committee -- Messrs. Adams, Heimbinder, McDonald (Chair) and Sight; Executive Committee -- Messrs. Hanau (Chair), Heimbinder, Hopkins and Strudler; Finance Committee -- Messrs. Gerard (Chair), Heimbinder, McDonald and Ripault; Nominating Committee -- Messrs. Adams (Chair), Poole, Ripault and Sight.

     During 1994, there were a total of 6 meetings of the Board, 2 meetings of the Audit Committee, 4 meetings of the Compensation Committee, 4 meetings of the Finance Committee and 3 meetings of the Nominating Committee. No meetings of the Executive Committee or the Conflict of Interest Committee were held during 1994. The Company's normal practice is that committee meetings are held the day preceding the regular meetings of the Board. All of the directors attended at least 75 percent of the Board meetings and meetings of committees of which they were members that were held during 1994.

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary of annual and long-term compensation (for 1994, 1993 and 1992) awarded to, earned by, or paid to the Chief Executive Officer of the Company and each of the four most highly compensated executive officers of the Company (other than the Chief Executive Officer) whose total annual salary and bonus for the year ended December 31, 1994, was in excess of $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM COMPENSATION
                                                                          -----------------------------------
                                            ANNUAL COMPENSATION                     AWARDS            PAYOUTS
                                    -----------------------------------   -------------------------   -------
                                                                             (F)           (G)
                                                               (E)        RESTRICTED    SECURITIES      (H)         (I)
            (A)                       (C)        (D)      OTHER ANNUAL      STOCK       UNDERLYING     LTIP      ALL OTHER
         NAME AND            (B)     SALARY     BONUS     COMPENSATION      AWARDS     OPTIONS/SARS   PAYOUTS   COMPENSATION
    PRINCIPAL POSITION       YEAR    ($)(1)     ($)(2)         ($)          ($)(3)        (#)(4)        ($)     ($)(5)(6)(7)
- ---------------------------  ----   --------   --------   -------------   ----------   ------------   -------   ------------
Robert J. Strudler;          1994   $400,000   $440,000        $--         $     --       20,000        $--       $  5,010(8)
  Chairman and Chief         1993    368,225    568,225         --               --       45,000         --        845,048
  Executive Officer          1992    368,225    135,135         --               --           --         --          4,943

Isaac Heimbinder;            1994   $390,000   $430,000        $--         $     --       20,000        $--       $  5,010(9)
  President and Chief        1993    360,000    560,000         --               --       45,000         --        845,048
  Operating Officer          1992    339,900    135,135         --               --           --         --          4,943

Chester P. Sadowski;         1994   $152,000   $ 91,875        $--         $ 13,125        5,000        $--       $  4,728(10)
  Vice President --          1993    145,000     75,000         --               --       10,000         --        213,900
  Controller and Chief       1992    139,050     60,000         --               --           --         --          3,312
  Accounting Officer

Richard G. Slaughter;        1994   $152,000   $ 91,875        $--         $ 13,125        5,000        $--       $  4,856(11)
  Vice President --          1993    145,000     75,000         --               --       10,000         --        214,028
  Planning and Secretary     1992    139,050     60,000         --               --           --         --          3,440

Craig M. Johnson;            1994   $145,000   $ 91,875        $--         $ 13,125        5,000        $--       $  4,417(12)
  Vice President --          1993    135,000     75,000         --               --       10,000         --       $318,545
  Community Development      1992    122,777     62,500         --               --           --         --          2,863

- ---------------

 (1) Amounts shown include the dollar value of base salary (cash and non-cash) earned by the executive officers named above.

 (2) Amounts shown include the dollar value of bonuses (cash and non-cash) earned by the executive officers named above. Pursuant to the 1994 Corporate Officers' Incentive Compensation Program (the "1994 Program"), the Board, on the recommendation of the Compensation Committee, approved, on December 8, 1994, payment of incentive compensation to Messrs. Sadowski, Slaughter, and Johnson for services rendered in 1994. Pursuant to the 1994 Program and the Company's Employee Stock Payment Plan (the "Employee Stock Plan") (see footnote (3) to the table for a description), 25% of such incentive compensation is payable in Common Stock, one-half ($13,125) of which vests immediately and the remainder (reflected in column (f) above) of which vests on December 31, 1996. Payment of contractual incentive compensation to Messrs. Strudler and Heimbinder was made pursuant to the terms and conditions of their respective Employment and Consulting Agreements (described below). Messrs. Strudler and Heimbinder elected to receive 25% of such incentive compensation for the year ended December 31, 1994 in shares of Common Stock under the Employee Stock Plan, all of which vests immediately. In addition, the Board, on the recommendation of the Compensation Committee, approved on December 8, 1994 payment of supplemental incentive compensation of $40,000 to each of Messrs. Strudler and Heimbinder for their contribution to the Company's results during 1994 in several significant areas. See "Report of Compensation and Stock Option Committee on Executive Compensation." The amounts of such contractual and supplemental incentive bonuses, including the dollar value of the Common Stock, are included in column (d) above. See "Executive
     Compensation -- Employment Contracts and Termination of Employment and Change of Control Arrangements -- Employment Agreements of Robert J. Strudler and Isaac Heimbinder." Pursuant to the Employee Stock Plan, the number of shares of Common Stock issued to each of the executives listed in the table was calculated by dividing (x) the portion of their incentive compensation payable in Common Stock by (y) $17.988, the average of the closing prices of the Common Stock on the New York Stock Exchange ("NYSE") for the 10 trading days immediately following release by the Company on February 8, 1995 of its financial results for the fiscal year ended December 31, 1994.

 (3) Amount shown reflects the dollar value of Common Stock to be issued to Messrs. Sadowski, Slaughter and Johnson upon vesting on December 31, 1996 pursuant to the 1994 Program and the Employee Stock Plan. Pursuant to the Employee Stock Plan, which was adopted by the Board on December 10, 1993 and by the Stockholders at the 1994 Annual Meeting of Stockholders, up to 25% of the annual incentive compensation payable to each employee of the Company pursuant to the Company's incentive compensation programs may be payable in Common Stock, up to 50% of which may vest not later than two years from the end of the applicable incentive compensation year. As of December 31, 1994, Messrs. Sadowski, Slaughter and Johnson had not received any other awards of restricted stock from the Company. No dividends on the shares of Common Stock subject to vesting will be paid prior to vesting. The number of shares of Common Stock to be issued was determined pursuant to the calculations described in the last sentence of footnote (2) to the table.

 (4) On December 8, 1994, pursuant to the Company's 1993 Employees' Stock Option Plan, options were granted to acquire shares of Common Stock to certain officers and other employees of the Company. See "Executive
     Compensation -- Stock Options."

 (5) On June 21, 1993, in accordance with the Company's Chapter 11 plan of reorganization and pursuant to the Company's Amortizing Incentive Plan, the Company issued 140,000 shares of Common Stock to certain corporate officers and other employees, including 40,000 shares to Mr. Strudler; 40,000 shares to Mr. Heimbinder; 10,000 shares to Mr. Sadowski; 10,000 shares to Mr. Slaughter and 15,000 shares to Mr. Johnson. The market value of the Common Stock at the time of issuance was $21.00 per share.

 (6) The Company has a qualified profit sharing plan for the benefit of its employees. The amounts shown above for 1992 include the contributions made by the Company for the year ended December 31, 1992, as well as the premium for a universal life insurance policy (with a cash surrender value). Mr. Strudler and Mr. Heimbinder are also entitled to retirement benefits under their respective Employment and Consulting Agreements on the terms and conditions specified therein. See "Executive Compensation -- Employment Contracts and Termination of Employment and Change of Control
     Arrangements -- Employment Agreements of Robert J. Strudler and Isaac Heimbinder."

 (7) The amounts shown for 1993 are comprised of the following: (i) market value of the Common Stock issued pursuant to the Company's Amortizing Incentive Plan; (ii) contributions to the Company's profit sharing plan; and (iii) premium for universal life insurance policy with a cash surrender value.

 (8) Amount shown is comprised of the following: (i) contributions to the Company's profit sharing plan ($3,000); (ii) 401(k) contributions by the Company ($500); and (iii) premium for universal life insurance policy with a cash surrender value ($1,510).

 (9) Amount shown is comprised of the following: (i) contributions to the Company's profit sharing plan ($3,000); (ii) 401(k) contributions by the Company ($500); and (iii) premium for universal life insurance policy with a cash surrender value ($1,510).

(10) Amount shown is comprised of the following: (i) contributions to the Company's profit sharing plan ($3,000); (ii) 401(k) contributions by the Company ($500); and (iii) premium for universal life insurance policy with a cash surrender value ($1,228).

(11) Amount shown is comprised of the following: (i) contributions to the Company's profit sharing plan ($3,000); (ii) 401(k) contributions by the Company ($500); and (iii) premium for universal life insurance policy with a cash surrender value ($1,356).

(12) Amount shown is comprised of the following: (i) contributions to the Company's profit sharing plan ($2,892); (ii) 401(k) contributions by the Company ($500); and (iii) premium for universal life insurance policy with a cash surrender value ($1,025).

                                 STOCK OPTIONS

     The following table contains information concerning grants of options to acquire shares of Stock made during the year ended December 31, 1994 to the Chief Executive Officer of the Company and each of the four most highly compensated executive officers of the Company (other than the Chief Executive Officer) whose total annual salary and bonus for the year ended December 31, 1994, was in excess of $100,000:

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                             ----------------------------------------------------       VALUE AT ASSUMED
                                                (C)                                          ANNUAL
                                 (B)         ----------                               RATES OF STOCK PRICE
                             ------------    % OF TOTAL                                   APPRECIATION
                              NUMBER OF       OPTIONS/       (D)                        FOR OPTION TERM
                              SECURITIES        SARS       --------                   --------------------
                              UNDERLYING     GRANTED TO    EXERCISE       (E)
            (A)                OPTIONS/      EMPLOYEES     OR BASE     ----------       (F)         (G)
- ---------------------------- SARS GRANTED    IN FISCAL      PRICE      EXPIRATION     --------    --------
            NAME               (#) (1)          YEAR        ($/SH)        DATE         5% ($)     10% ($)
- ---------------------------- ------------    ----------    --------    ----------     --------    --------
Robert J. Strudler..........   20,000(2)       21.05%      $ 15.125      12/8/04      $190,200    $482,100

Isaac Heimbinder............   20,000(2)       21.05%      $ 15.125      12/8/04      $190,200    $482,100

Chester P. Sadowski.........    5,000(2)        5.26%      $ 15.125      12/8/04      $ 47,600    $120,500

Richard G. Slaughter........    5,000(2)        5.26%      $ 15.125      12/8/04      $ 47,600    $120,500

Craig M. Johnson............    5,000(2)        5.26%      $ 15.125      12/8/04      $ 47,600    $120,500

- ---------------

(1) The Board and Stockholders adopted the Company's 1993 Employees' Stock Option Plan, which became effective on the June 21, 1993, in connection with the Company's Chapter 11 plan of reorganization. The purpose of the Company's 1993 Employees' Stock Option Plan is to provide an incentive to key employees, including officers and managerial or supervisory employees who are salaried employees of the Company and its subsidiaries or divisions, to remain in the employ of the Company and its subsidiaries and divisions and to have a proprietary interest in the Company. 500,000 shares of Common Stock have been reserved for issuance in accordance with the provisions of the Company's 1993 Employees' Stock Option Plan.

    Options granted under the Company's 1993 Employees' Stock Option Plan are intended to be designated as (i) "Incentive Stock Options" as defined in
    Section 422 of the Internal Revenue Code of 1986, as amended (the "Tax Code"), (ii) nonqualified stock options or (iii) any combination of Incentive Stock Options and nonqualified stock options. In the event that a portion of an option cannot be exercised as an Incentive Stock Option by reason of the limitations contained in Section 422 of the Tax Code, such portion will be treated as a nonqualified stock option.

    Pursuant to the Company's 1993 Employee Stock Option Plan, the exercise price for any Incentive Stock Option and/or a nonqualified stock option granted after August 20, 1993 will be the closing price of the Common Stock on the NYSE on the date that such option is granted.

    The options become exercisable for 1/3rd of the shares purchasable thereunder on the first anniversary of the date of grant, 2/3rds of the shares purchasable thereunder on the second anniversary date and all of the shares purchasable thereunder on the third anniversary date. No option granted under the Company's 1993 Employees' Stock Option Plan may be exercised more than 10 years from the date such option is granted.

(2) As of December 8, 1994, pursuant to the Company's 1993 Employees' Stock Option Plan, options to acquire 95,000 shares of Common Stock were granted to certain employees of the Company, including certain officers.

     The following table contains information concerning the exercise of stock options during the fiscal year ended December 31, 1994, and the fiscal year-end value of unexercised options by the Chief Executive Officer of the Company and each of the four most highly compensated executive officers of the Company (other than the Chief Executive Officer) whose total annual salary and bonus for the year ended December 31, 1994, was in excess of $100,000:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR,
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                        (D)                         (E)
                                                             -------------------------   -------------------------
                                                    (C)        NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                      (B)         --------    UNDERLYING UNEXERCISED           IN-THE-MONEY
                                ---------------    VALUE           OPTIONS/SARS                OPTIONS/SARS
              (A)               SHARES ACQUIRED   REALIZED         AT FY-END (#)               AT FY-END ($)
             NAME               ON EXERCISE (#)     ($)      EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
- ------------------------------- ---------------   --------   -------------------------   -------------------------
Robert J. Strudler.............       --             --            15,000/50,000                $ 0/$20,000

Isaac Heimbinder...............       --             --            15,000/50,000                $ 0/$20,000

Chester P. Sadowski............       --             --             3,333/11,667                $ 0/$ 5,000

Richard G. Slaughter...........       --             --             3,333/11,667                $ 0/$ 5,000

Craig M. Johnson...............       --             --             3,333/11,667                $ 0/$ 5,000

             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

EMPLOYMENT AGREEMENTS OF ROBERT J. STRUDLER AND ISAAC HEIMBINDER

     Mr. Strudler entered into an Employment and Consulting Agreement with the Company on May 12, 1986 (as amended, the "Chairman's Employment Agreement"), and Mr. Heimbinder entered into a similar Employment and Consulting Agreement with the Company on May 12, 1986 (as amended, the "President's Employment Agreement," and together with the Chairman's Employment Agreement, the "Employment Agreements"). The Employment Agreements provide for their continued employment with the Company as Chairman and Chief Executive Officer and President and Chief Operating Officer, respectively, until the later of (i) June 21, 1996 or (ii) such date when the Employment Agreements are not renewed for successive one-year terms (the "Employment Term"). Under the Employment Agreements, during 1994, Messrs. Strudler and Heimbinder were paid annual base salaries of $400,000 and $390,000, respectively. Messrs. Strudler and Heimbinder are also to be paid incentive compensation for each fiscal year that the Company is profitable based upon certain formulas set forth in the Employment Agreements and subject to annual review by the Board. In addition, Messrs. Strudler and Heimbinder agreed to serve as consultants to the Company for a period of five years after the Employment Term ceases, with consulting fees payable at 1994 rates of $137,600 and $132,100 per year, respectively, subject to cost of living adjustments, and will receive retirement benefits upon attainment of age 58 equal to 50 percent of their highest monthly base salaries during the Employment Term. However, Messrs. Strudler and Heimbinder agreed to limit such retirement benefit to the amount based on their 1994 base compensation and the Board is presently reviewing the appropriateness of such limitation. In accordance with past practice, these retirement benefits have been substantially provided for by annuities held in trust for their benefit.

     Messrs. Strudler and Heimbinder may be terminated for cause, as defined in the Employment Agreements. If either Mr. Strudler or Mr. Heimbinder is terminated without cause during the Employment Term, he will be entitled to receive (i) the balance of the base salary which would have been paid during the remainder of the Employment Term (but not less than three years), (ii) a bonus for each year remaining (but not less than three years) during the Employment Term based upon average historical incentive compensation, (iii) the actuarial present value of retirement benefits payable under the Employment Agreement (less amounts previously contributed to fund retirement annuities) and (iv) an amount equal to any consulting fee payable under the Employment Agreements.

     If a "Control Change" (as defined below) is followed within two years by a "Material Change" (as defined below), each of Mr. Strudler and Mr. Heimbinder may terminate his employment and receive the payments referred to in clauses
(i), (ii) and (iv) of the preceding paragraph. A "Material Change" occurs if (x) Mr. Strudler's or Mr. Heimbinder's employment is terminated without cause, (y) Mr. Strudler's or Mr. Heimbinder's functions, duties, responsibilities or base salaries are adversely changed or (z) Mr. Strudler or Mr. Heimbinder is assigned to a place of employment which is more than 10 miles from his present place of employment and which is not the corporate headquarters of the Company. In addition, if a Control Change occurs, each of Mr. Strudler and Mr. Heimbinder may terminate his employment. In such event, each will serve as a consultant to the Company and be compensated at the 1994 rate of $137,600 (for Mr. Strudler) or $132,100 (for Mr. Heimbinder) per annum (subject to cost of living increases), for five years thereafter and will be entitled to have the payment of the retirement benefits due under the Employment Agreements commence when Mr. Strudler or Mr. Heimbinder attains the age of 58, respectively, or, at their respective elections, on or after the first day of any month following May 11, 1996.

     A Control Change occurs under the following circumstances: (i) a report on
Schedule 13D is filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), indicating that any person has become a beneficial owner of 15% or more of the combined voting power of the outstanding securities of the Company, (ii) the purchase by any person of securities pursuant to a tender offer or exchange offer to acquire any Common Stock (or securities convertible into such Common Stock), if after the consummation of the offer the person would be the beneficial owner of 15% or more of the combined voting power of the then outstanding securities of the Company, (iii) a consolidation or merger of the Company in which the Company is not the surviving corporation, or pursuant to which shares of Common Stock would be converted into cash, securities or other property (other than a merger of the Company in which holders of Common Stock prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as immediately before), (iv) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company, or (v) a change of a majority of the members of the Board within a 12-month period, unless the election or nomination for election by the Stockholders of each new director during such 12-month period was approved by a vote of two-thirds of the directors then still in office who were on the Board at the beginning of such 12-month period.

     Failure to elect Mr. Heimbinder to the office of Chief Executive Officer in the event of a vacancy in that office for any reason will be deemed a termination without cause, entitling Mr. Heimbinder to resign within 180 days of such vacancy, in which event he will be entitled to the severance pay and other termination payments he would have received pursuant to the President's Employment Agreement in the event he had been terminated without cause thereunder.

                             DIRECTOR COMPENSATION

     Directors, other than those who are officers of the Company, receive the following compensation: membership on the Board -- $24,000 per annum; each committee membership -- $1,600 per annum; each committee chairmanship -- $1,600 per annum; attendance at each Board and committee meeting -- a per diem fee of $1,000. Directors who are officers of the Company receive no compensation for their services as directors.

NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     At the 1994 Annual Meeting, the Stockholders approved the Non-Employee Directors' Stock Option Plan ("Directors' Plan") for the purpose of attracting and retaining qualified persons for service as members of the Board. There are reserved for issuance 100,000 shares of Common Stock in accordance with the provisions of the Directors' Plan. The Directors' Plan is administered by the Nominating Committee.

     Under the Directors' Plan, options are granted only to non-employee members of the Board. No individual who is, at the time of grant, an employee of the Company will be eligible to receive options. No options granted under the Directors' Plan are entitled to special tax treatment under Section 422 of the Tax Code.

     No option may be exercised more than 10 years after the date such option is granted. Furthermore, in the event of the resignation or removal of an optionee as a director of the Company, the optionee shall have the right, not later than the earlier of (i) three months after such resignation or removal or (ii) the termination date of the option, to exercise the option. If an optionee shall retire because of age, die or become disabled while a director of the Company, the personal representative of the optionee or the person to whom such options have been transferred by will or by laws of descent and distribution, or the disabled optionee, shall have the right, not later than the earlier of (i) three years of such optionee's retirement, death or disability, or the number of months such director has served as a non-employee director, whichever is less, or (ii) the termination date of the option, to exercise such option.

     The grant of options to non-employee directors is nondiscretionary under the Directors' Plan. Each non-employee director of the Company at the time of adoption of the Directors' Plan was granted options to acquire 5,000 shares of Common Stock at $23.29 per share (an "Initial Stock Option Grant"). Each person who becomes a non-employee director of the Company after the adoption of the Directors' Plan shall be granted options to acquire 5,000 shares of Common Stock at the time such person first becomes a non-employee director of the Company (a "New Director Stock Option Grant"). On the date of each annual meeting or special meeting in lieu of annual meeting of the Stockholders, each person who continues to serve as a non-employee director of the Company immediately after such meeting shall be granted options to acquire 1,000 shares of Common Stock (an "Annual Stock Option Grant"); provided, that he or she has served as a non-employee director for at least six months prior to such meeting.

     In addition to the Initial Stock Option Grant, each person who (i) was a non-employee director of the Company at the time of adoption of the Directors' Plan and (ii) served as a non-employee director of the Company prior to June 21, 1993 was granted options to acquire 2,500 shares of Common Stock at $23.29 per share, the aggregate of such grant and the grant of options to acquire 5,000 shares of Common Stock shall be deemed an Initial Stock Option Grant for such director.

     The exercise price of any New Director Stock Option Grant and the Annual Stock Option Grant shall be the average closing price of the Common Stock on the NYSE for the 10 consecutive trading days immediately prior to the date of any such stock option grant. Notwithstanding the foregoing, the exercise price of any such option will in no event be less than 95% of the average closing price of the Common Stock on the NYSE for the 20 consecutive trading days immediately prior to the date of any such stock option grant.

     Under the Directors' Plan, Messrs. Hanau, McKee and Ripault were each granted options to acquire 7,500 shares of Common Stock, at $23.29 per share, and Messrs. Adams, Gerard, Hopkins, McDonald, Poole and Sight were each granted options to acquire 5,000 shares of Common Stock at $23.29 per share. Additionally, each of such individuals was granted an Annual Stock Option Grant, at an exercise price of $22.71 per share, immediately following the 1994 Annual Meeting of Stockholders.

RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS

     On October 13, 1994, the Board adopted the Retirement Plan for Non-Employee Directors (the "Directors' Retirement Plan") for the purpose of attracting and retaining qualified persons for service as members of the Board. The Directors' Retirement Plan is administered by the Nominating Committee.

     To be eligible for participation in the Directors' Retirement Plan, a director must have served as a non-employee director of the Company for five full calendar years (which need not be consecutive) since January 1, 1985 whether or not such director is a director upon retirement.

     An eligible director's annual "Normal Retirement Benefit" under the Directors' Retirement Plan equals 100% of such eligible director's "Base Retainer" (defined as regular annual active service retainer for service as a member of the Board in effect on the date of retirement, exclusive of any other fees for serving on committees of the Board, attending meetings of the Board or committees thereof or otherwise paid for services rendered to the Company) payable in equal monthly installments and continuing for the number of full months of service as a non-employee director from January 1, 1985 to the month prior to retirement (whether or not after age 65), less a certain number of months in the case of directors who received accrued retirement benefits in a lump sum payment upon termination as of December 31, 1988 of the Non-Employee Directors' Retirement Plan in effect as of January 1, 1985.

     An eligible director who elects to retire from the Board prior to age 65 may elect to receive an early retirement benefit commencing at age 55 in an amount equal to his Normal Retirement Benefit minus 5% for each year prior to age 65 that the director elects early retirement, but not more than a 50% reduction in Normal Retirement Benefits.

     An eligible director may elect to receive a lump sum payment, in lieu of his Normal Retirement Benefit or early retirement benefits, payable at the time when his benefit payments would otherwise commence, in an amount equal to the present value of the benefit payments to be received.

     Upon commencement of periodic benefit payments, such payments will be adjusted on January 1 of each year for increases in the cost of living in the preceding year, as measured by the Consumer Price Index -- U.S. City Average, as published by the Bureau of Labor Statistics of the United States Department of Labor.

     Normal Retirement Benefit payments commence in the month following the eligible director's retirement or 65th birthday, whichever is later. Early retirement benefit payments commence in the month following the eligible director's early retirement or 55th birthday, whichever is later.

               REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee administers the Company's executive compensation program and makes specific recommendations to the Board for salaries, incentive bonuses and stock option plans. The Compensation Committee is composed of four independent, non-employee directors. See "Committees of the Board of Directors."

     The Company's executive compensation program (which excludes the Chairman and President of the Company, whose respective Employment Agreements provide for the terms of their compensation) is intended to attract, retain and motivate highly qualified executives for the Company and to create an incentive to increase Stockholder value. This policy is implemented through payment of salaries and bonuses, the granting of stock options and the payment of universal life insurance premiums, as well as medical benefits, 401(k) contributions and profit sharing plan contributions which are available to employees of the Company.

     Salaries. The Compensation Committee is responsible for recommending for each fiscal year the base salary levels for the executive officers of the Company. In developing salary recommendations for the year ending December 31, 1994, the Compensation Committee reviewed the salaries for similar positions in similarly-sized companies which engage in the Company's businesses. The Compensation Committee confirmed that the base salaries for the executive officers were consistent with its objective of setting base salaries within reasonable ranges for similar positions in comparatively-sized companies by reviewing a composite compensation survey for residential builders, as well as public filings of various residential builders. Such survey and filings included various companies which were in the Company's peer group. See "Stock Performance Graph." In recommending base salary levels, the Compensation Committee also considers each executive officer's experience level and potential for significant contributions to the Company's profitability and the Company's goal of retaining and motivating highly qualified executive officers in a highly competitive and mobile industry.

     Bonuses. An annual incentive bonus plan for the executive officers (other than Messrs. Strudler and Heimbinder) has been structured to provide financial incentives which are related to the Company's profitability and are utilized to recognize the executive's individual contributions to the Company. The annual bonus plan is also intended to reward executive officers for exceptional performance. Under the 1994 Program, an incentive compensation pool in an amount equal to the lesser of $600,000 or 2% of the Company's pre-tax income for the fiscal year ending December 31, 1994 has been established to be distributed to the executive officers based upon evaluation of the following factors:

          1) A review of the profit and loss of the Company as compared to the projected profit and loss for the fiscal year as set forth in the Company's business plan.

          2) A review of the cash flow of the Company as compared to the projected cash flow for the fiscal year as set forth in the Company's business plan.

          3) The overall performance of the Company in comparison to competitive industry performance, taking into consideration an analysis of rates of growth, return on equity and return on sales.

          4) The incentive bonus payments by competitors in relation to the proposed bonus payments to the Company's executive officers.

          5) All other actions and activities by the executive officers in the fulfillment of their tasks as an officer to maximize Stockholder value.

     The amount of the payments allocated to each executive officer from the incentive pool is determined by the Board (upon the recommendation of the Compensation Committee) in its sole discretion; provided that the maximum incentive compensation payable to any officer for fiscal year 1994 will not exceed 75% of the base salary of such officer. An executive officer will only be entitled to receive incentive compensation from the incentive pool if the officer is employed by the Company during the entire fiscal year.

     Stock Options. Long-term incentives are provided through grants of stock options to key employees, including officers and managerial or supervisory employees who are salaried employees of the Company and its subsidiaries or divisions, to remain in the employ of the Company and its subsidiaries and divisions. The amount of the awards reflect the officer's position and ability to influence the Company's overall performance. Options are intended to provide officers with an increased incentive to make contributions to the long-term performance and growth of the Company, to join the interests of officers with the interests of Stockholders and to attract and retain qualified employees.

     Restricted Stock Plan. If approved by the Stockholders at the Meeting, the Company will provide long-term incentives through grants of restricted stock to key employees, including officers and presidents of operations. See "Corporate Officers and Presidents of Operations Restricted Stock Plan."

     Compliance with Internal Revenue Code Section 162(m). With respect to
Section 162(m) of the Tax Code, the Compensation Committee does not expect "applicable employee remuneration" for any "covered employee" (as such terms are defined in the Tax Code) of the Company to exceed $1,000,000 for the year ended December 31, 1994. To the extent that total compensation to a covered employee exceeds $1,000,000 in any taxable year, the Compensation Committee expects that the excess amount over $1,000,000 will be deductible in accordance with the provisions of the Tax Code.

     CEO and COO Compensation. The compensation for Mr. Strudler, the Chairman and Chief Executive Officer of the Company, and Mr. Heimbinder, the President and Chief Operating Officer of the Company, is based on their respective Employment Agreements, which have been in effect since 1986, as amended from time to time. Mr. Strudler's base salary for 1995 is $425,000 and Mr. Heimbinder's base salary for 1995 is $415,000. Such base salaries were determined by the Board (based on a recommendation of the Compensation Committee), after reviewing the base salary increases for Messrs. Strudler and Heimbinder over the past several years, the comparable salaries of chief executive officers and chief operating officers of other homebuilding companies as set forth in the composite compensation survey for residential builders employed by the Compensation Committee in determining the other executive officers compensation and public filings of various residential builders (some of which were included in the Company's peer group), and the Company's performance during 1994. The compensation framework of the Employment Agreements is consistent with the Compensation Committee's policy to provide incentives to executive officers with rewards related to the Company's profitability and to recognize executive officer's individual contributions to the Company.

     Pursuant to the Employment Agreements, Messrs. Strudler and Heimbinder are entitled to receive incentive compensation, not to exceed 100% of their respective base salaries, equal to the sum of the following: (i) one-half ( 1/2) of one percent (1%) of the first $10,000,000 of the Company's pre-tax income for such year, plus (ii) three-fourths ( 3/4) of one percent (1%) of the next $10,000,000 of the Company's pre-tax income for such year, plus (iii) one percent (1%) of the Company's pre-tax income for such year in excess of $20,000,000. In 1994, the incentive bonus paid to Mr. Strudler was $400,000 and the incentive bonus paid to Mr. Heimbinder was $390,000 (25% of which, pursuant to the irrevocable election of each of Messrs. Strudler and Heimbinder, is payable in shares of Common Stock). In addition, the Board awarded Messrs. Strudler and Heimbinder an additional $40,000 each as a supplemental bonus. In awarding such bonus and compensation, the Board (based on the recommendation of the Compensation Committee) reviewed Mr. Strudler's and Mr. Heimbinder's extraordinary performances during 1994 and their contribution to the Company's results during 1994, including the retention of a strong and experienced management group and the Company's sustained profitability. These and other actions strengthened the Company as a financially stable, strongly capitalized, profitable and viable national homebuilder.

                                            Compensation and Stock Option
                                            Committee

                                            Charles A. McKee, Chairman
                                            Steven L. Gerard
                                            Kenneth J. Hanau, Jr.
                                            James W. Sight

                            STOCK PERFORMANCE GRAPH

     The following graph compares on a cumulative basis, the yearly percentage change during the five years ended December 31, 1994 in (i) the total Stockholder return on the Common Stock with (ii) the total return on the Standard & Poor Composite Stock Price Index and (iii) the total stockholder return on the common stock of a peer group consisting of 11 companies engaged in homebuilding activities. Such yearly percentage change has been measured by dividing (i) the sum of (a) the amount of dividends for the measurement periods, assuming dividend reinvestment, and (b) the price per share at the end of the measurement period less the price per share at the beginning of the measurement period, by (ii) the price per share at the beginning of the measurement period. The price of each unit has been set at $100 on December 31, 1989 for preparation of the graph.

      Measurement Period           U.S. Home
    (Fiscal Year Covered)         Corporation       S&P 500       Peer Group
1989                                       100             100             100
1990                                     27.08           93.44           70.88
1991                                     20.82          118.02          141.41
1992                                     50.00          123.29          162.55
6/21/93                                 125.03          126.26          166.62
6/22/93                                    100             100             100
12/31/93                                126.81          104.60          123.13
1994                                     76.81          102.99           75.84

     The first period shown on the graph (left of the double vertical bar) is from December 31, 1989 to June 21, 1993 and includes the Company's shares of common stock, $0.10 par value per share, that were outstanding and traded prior to the effective date of the Company's Chapter 11 plan of reorganization. Pursuant to the provisions of the Company's Chapter 11 plan of reorganization, all shares of such common stock were cancelled on June 21, 1993 and .077480 shares of Common Stock and Class B Warrants to purchase .042036 shares of Common Stock were issued for each old share of common stock.

     The second period shown on the graph (right of the double vertical bar) is from June 22, 1993 to December 31, 1994 and includes the Company's current shares of Common Stock. The graph does not include the value of the Class B Warrants.

     The peer group index is composed of the following homebuilding companies:
Centex Corporation, Continental Homes Holding Corp., Del Webb Corp., Hovnanian Enterprises, Inc., Kaufman & Broad Home Corporation, Lennar Corporation, MDC Holdings, Inc., Pulte Corporation, Ryland Group, Inc., Standard Pacific Corp. and UDC Homes, Inc.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during the year ended December 31, 1994 were Messrs. Gerard, Hanau, McKee and Sight. No such person was an officer or employee of the Company during the year ended December 31, 1994 or was formerly an officer of the Company.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the Company's outstanding shares of Common Stock and Convertible Preferred Stock beneficially owned as of March 1, 1995, by (i) each director of the Company, (ii) all directors and executive officers of the Company as a group and (iii) each person who owns more than five percent of the Common Stock or the Convertible Preferred Stock. All information with respect to beneficial ownership has been furnished to the Company by the parties below.

                                                                                CONVERTIBLE PREFERRED
                                                  COMMON STOCK                          STOCK
                                        --------------------------------      --------------------------
                                            NUMBER OF           PERCENT       NUMBER OF         PERCENT
           BENEFICIAL OWNERS            SHARES(1)(2)(3)(4)      OF CLASS       SHARES           OF CLASS
- --------------------------------------- ------------------      --------      ---------         --------
Glen Adams.............................          6,000                 *            --                --
Steven L. Gerard.......................          6,000                 *            --                --
Kenneth J. Hanau, Jr...................          8,790                 *            --                --
Isaac Heimbinder.......................         68,921(5)              *           733(5)              *
Malcolm T. Hopkins.....................          8,000                 *            --                --
Jack L. McDonald.......................          6,000                 *            --                --
Charles A. McKee.......................         10,535(6)              *            --                --
George A. Poole, Jr....................          8,000(7)              *            --                --
Herve Ripault..........................          9,070                 *           295                 *
James W. Sight.........................          6,000                 *            --                --
Robert J. Strudler.....................         67,757                 *            --                --
Craig M. Johnson.......................         14,164                 *            --                --
Chester P. Sadowski....................         11,230                 *            --                --
Richard G. Slaughter...................         10,064                 *            --                --
All directors and executive officers of
  the Company as a group...............        262,775                 *         1,637                 *

FMR Corp.
  82 Devonshire Street
  Boston, MA 02109(8)..................      1,572,151            14.20%        45,000            12.18%

Franklin Resources, Inc.
  777 Mariners Island Blvd.
  San Mateo, California 94404(9).......        763,345             6.89%        97,183            26.30%

Loomis, Sayles & Company, L.P.
  One Financial Center, 34th Floor
  Boston, MA 02111(10).................      1,821,332            16.45%            --                --

MacKay-Shields Financial Corporation
  9 West 57th Street
  New York, New York 10019(11).........        631,700             5.70%       100,000            27.06%

The Travelers Inc.
  65 East 55th Street
  New York, New York 10022(12).........      1,257,322            11.35%            --                --

- ---------------
  *  Less than 1%.

 (1) Includes options which are fully exercisable pursuant to the Company's 1993 Employees' Stock Option Plan for the following number of shares of Common
     Stock: Mr. Heimbinder -- 15,000; Mr. Strudler -- 15,000; Mr.
     Johnson -- 3,334; Mr. Sadowski -- 3,334; Mr. Slaughter -- 3,334; and all executive officers of the Company as a group -- 48,003.

 (2) Includes shares of Common Stock issued in connection with the Employee Stock Plan. See "Executive Compensation -- Summary Compensation Table." The number of shares of Common Stock issued pursuant to the Employee Stock Plan for 1994 incentive compensation are: Mr. Heimbinder -- 5,420; Mr.
     Strudler -- 5,559; Mr. Johnson -- 730; Mr. Sadowski -- 730; Mr.
     Slaughter -- 730; and all
     executive officers of the Company as a group -- 14,803. Messrs. Heimbinder and Strudler elected to be included in the Plan for purposes of their 1994 incentive compensation. The chart does not include an equal number of shares of Common Stock credited to Messrs. Johnson, Sadowski and Slaughter that have not yet vested under the Employee Stock Plan.

 (3) Includes fully exercisable options granted on August 19, 1993 and April 6, 1994 pursuant to the Directors' Plan to acquire the following number of shares of Common Stock: Mr. Adams -- 6,000; Mr. Gerard -- 6,000; Mr. Hanau -- 8,500; Mr. Hopkins -- 6,000; Mr. McDonald -- 6,000; Mr.
     McKee -- 8,500; Mr. Poole -- 6,000; Mr. Ripault -- 8,500 and Mr.
     Sight -- 6,000.

 (4) Includes Class B Warrants, exercisable at $20 per share, to acquire the following number of shares of Common Stock: Mr. Hanau -- 102; Mr.
     McKee -- 710; Mr. Ripault -- 21; Mr. Strudler -- 1,893; Mr. Sadowski -- 23; and all directors and executive officers of the Company as a group -- 4,102.

 (5) Excludes 8,004 shares of Common Stock, 4,192 shares of Convertible Preferred Stock and Class B Warrants, exercisable at $20 per share, to purchase 6,116 shares of Common Stock held in trust for Mr. Heimbinder's children. Mr. Heimbinder disclaims beneficial ownership of such shares and Warrants.

 (6) Excludes 775 shares of Common Stock and Class B Warrants, exercisable at $20 per share, to purchase 420 shares of Common Stock owned by Mr. McKee's wife. Mr. McKee disclaims beneficial ownership of such shares.

 (7) On July 26, 1994, Mr. Poole purchased 1,000 shares of Common Stock. A Form 4 reporting this transaction was filed on August 26, 1994.

 (8) FMR Corp. beneficially owns, through its wholly-owned subsidiary, Fidelity Management & Research Company ("Fidelity"), as an investment advisor to certain funds ("Fidelity Funds"), 1,223,351 shares of Common Stock, which amount includes 45,000 shares of Convertible Preferred Stock convertible into 45,000 shares of Common Stock, and through its wholly-owned subsidiary Fidelity Management Trust Company ("FMTC"), as trustee or managing agent to certain accounts ("Accounts"), 348,800 shares of Common Stock. Of the amounts held by FMR Corp., 534,245 shares of Common Stock (4.82% of the total outstanding amount of the Common Stock) and 45,000 shares of Convertible Preferred Stock (12.18% of the total outstanding amount of the Convertible Preferred Stock) are also beneficially owned by Fidelity Low Priced Stock Fund, a fund for which Fidelity serves as investment advisor. Each of FMR Corp., through its control of Fidelity, and the Fidelity Funds has sole dispositive power over 1,223,351 shares of Common Stock. Neither FMR Corp. nor Edward C. Johnson 3d, as chairman and holder of 24.9% of voting common stock of FMR Corp., has the sole power to vote or direct the voting of such shares, which power rests with the boards of trustees of the Fidelity Funds. Each of FMR Corp., through its control of FMTC, and the Accounts has sole dispositive power over 348,800 shares of Common Stock and sole power to vote or to direct the voting of such shares.

 (9) Franklin Resources, Inc., its subsidiaries, and investment companies may be deemed to be the beneficial owner of such shares held by third party accounts under reporting requirements of the Exchange Act; however, Franklin Resources, Inc. expressly disclaims beneficial ownership of such shares. Franklin Resources, Inc. has sole voting power and shared dispositive power over such shares.

(10) Loomis, Sayles and Company, L.P. may be deemed to be the beneficial owner of such shares held by third party accounts under reporting requirements of the Exchange Act; however, Loomis, Sayles and Company, L.P. expressly disclaims beneficial ownership of such shares. Included in the number of such shares are 558,801 shares of Common Stock (5.05% of the total outstanding amount of the Common Stock) beneficially owned by State of Connecticut "Fund F", 55 Elm Street, Hartford, Connecticut, a third party account. Loomis, Sayles and Company, L.P. has sole voting power and shared dispositive power over such shares.

(11) MacKay-Shields Financial Corporation may be deemed to be the beneficial owner of such shares held by third party accounts under reporting requirements of the Exchange Act; however, MacKay-Shields

     Financial Corporation expressly disclaims beneficial ownership of such shares. In addition to the Common Stock and Convertible Preferred Stock shown in the foregoing table, MacKay-Shields Financial Corporation holds 326,676 shares of Common Stock which may be acquired upon conversion by MacKay-Shields Financial Corporation of its interest in the Company's convertible subordinated debentures. MacKay-Shields Financial Corporation shares voting power and dispositive power over the Common Stock and the Convertible Preferred Stock.

(12) The Travelers Inc. ("Travelers"), and its wholly-owned subsidiary, Smith Barney Holdings Inc. ("SBH"), may be deemed to be the beneficial owner of such shares held by third party accounts (including 625,000 shares of Common Stock held by Smith Barney Mutual Funds Management Inc. ("SBM"), a wholly-owned subsidiary of SBH through SBM's management of Smith Barney Fundamental Value Funds Inc., a mutual fund) under reporting requirements of the Exchange Act; however, Travelers and SBH expressly disclaim beneficial ownership of such shares. Each of Travelers, SBH and SBM share voting and dispositive power over their respective holdings of Common Stock.

                CORPORATE OFFICERS AND PRESIDENTS OF OPERATIONS
                             RESTRICTED STOCK PLAN
                                  (PROPOSAL 2)

     On October 13, 1994, the Board adopted the Company's Corporate Officers and Presidents of Operations Restricted Stock Plan (the "Restricted Stock Plan") for the purpose of providing corporate officers and presidents of operations an incentive to provide services to the Company over a long period of time and to enhance the level of performance of the Company by awarding such employees shares of Common Stock subject to certain vesting requirements. There are 250,000 shares of Common Stock reserved for issuance under the Restricted Stock Plan.

     The full text of the Restricted Stock Plan is set forth as Exhibit A to this Proxy Statement. The principal features of the Restricted Stock Plan are summarized below.

     There are 13 eligible employees, including five presidents of operations and eight corporate officers, who will receive shares of Common Stock under the Restricted Stock Plan.

     The Restricted Stock Plan will be effective upon approval by the Stockholders and at such time each eligible employee will be awarded and issued 11,119 shares of Common Stock. Such number of shares of Common Stock was determined by dividing $200,000 by $17.988, the average closing price of the Common Stock on the NYSE for the 10 consecutive trading days immediately following February 8, 1995, the date on which the Company released its financial results for the fiscal year ended December 31, 1994. No fractional shares of Common Stock will be issued under the Restricted Stock Plan.

     Vesting

     On the date each year, commencing in 2000, on which the Company releases its financial results for the previous fiscal year (each, a "Vesting Date"), subject to the forfeiture provisions and accelerated vesting provisions contained in the Restricted Stock Plan, 20% of the shares of Common Stock awarded to each employee shall vest with each employee. However, the shares of Common Stock awarded to each Employee may vest on an accelerated basis if the Company's average return on assets improves by the percentage amounts specified in the Restricted Stock Plan. Pursuant to these acceleration provisions, all of the shares of Common Stock may vest with each Employee as early as the Vesting Date in 2000.

     Forfeiture

     In the event an employee is not employed by the Company on or prior to December 31 of any year which is immediately prior to any Vesting Date, due to voluntary termination of employment by the employee or termination for Cause (as defined in the Restricted Stock Plan), all of the shares of Common Stock remaining to be vested with such employee and all rights arising from such shares of Common Stock shall be forfeited by such employee and returned to the Company. If the employee's employment is terminated without Cause during the first five years of the Restricted Stock Plan, 20% of the shares of Common Stock shall be vested upon termination. If there is a Change of Control (as defined in the Restricted Stock Plan) and the employee is subsequently terminated without Cause (including constructive termination due to changes in position and location of employment) within 24 months, all shares shall become fully vested. If the employee's employment termination is due to death, disability or retirement with 20 years of service, the Board has the authority, at its discretion, to vest as many shares of Common Stock as it deems appropriate based upon the employee's performance.

     Tax Treatment

     Under the present provisions of the Tax Code, the Federal income tax consequences of the Restricted Stock Plan should be as follows:

     There is no Federal tax liability to an employee until the shares of Common Stock are vested with the employee. Upon the later of vesting and lapse of restrictions under Section 16(b) of the Exchange Act, the current market value of vested shares is taxed to the employee as ordinary income (an employee could elect to be taxed at the time of award based upon award value, however, such an election is not anticipated). Dividends received during the restricted period are taxed to the employee as ordinary income. Stock appreciation after the restrictions lapse is taxed as capital gain upon the employee's sale of the shares of Common Stock.

     Other Provisions

     The shares of Common Stock will not be released to the employee on vesting unless and until the amount of Federal, state or local taxes required to be withheld has been paid or satisfied. Tax withholding liabilities may be satisfied by relinquishing shares vesting pursuant to the Restricted Stock Plan valued at the market price on the date such shares are released to the employee.

     Common Stock issuable under the Restricted Stock Plan will be registered pursuant to a Registration Statement on Form S-8 under the Securities Act. The Common Stock will be issued in the name of the employee but will be held in escrow for the benefit of the employee pending vesting or forfeiture. The employee will have voting rights prior to vesting and be entitled to receive any declared dividends.

     The Restricted Stock Plan will be administered by the Compensation Committee, comprised of at least three members, all of whom are to be "disinterested persons" for purposes of Rule 16b-3 of the Exchange Act.

     The administrator of the Restricted Stock Plan may at any time terminate, amend or modify the Restricted Stock Plan in any respect it deems suitable; provided, however, that, solely with respect to persons subject to Section 16 of the Exchange Act, no action of the administrator, without the approval of the Stockholders, may (i) materially increase the benefits accruing to employees eligible to receive Common Stock under the Restricted Stock Plan, (ii) materially increase the total amount of Common Stock which may be awarded under the Restricted Stock Plan or (iii) materially modify the requirements for participation in the Restricted Stock Plan; provided, further, that no amendment, modification or termination of the Restricted Stock Plan may in any manner affect any Common Stock (whether vested or not) theretofore awarded under the Restricted Stock Plan without the consent of the employee to whom Common Stock has been awarded.

     Common Stock may not be issued or allocated under the Restricted Stock Plan to employees of the Company subject to Rule 16b-3 of the Exchange Act unless and until the Restricted Stock Plan shall have been approved by the Stockholders at the Meeting.

     The following table sets forth the benefits and amounts to be received or allocated to executive officers, all executive officers as a group, all non-employee directors as a group and all non-executive employees as a group under the Restricted Stock Plan if such plan is approved by the Stockholders at the Annual Meeting.

                                                                     RESTRICTED STOCK PLAN
                                                                   --------------------------
                                                                     DOLLAR         NUMBER
                                                                     VALUE        OF UNITS(1)
                                                                   ----------     -----------
    Robert J. Strudler
      Chairman and Chief Executive Officer.......................  $  200,000        11,119

    Isaac Heimbinder
      President and Chief Operating Officer......................  $  200,000        11,119

    Chester P. Sadowski
      Vice President -- Controller and Chief Accounting
         Officer.................................................  $  200,000        11,119

    Richard G. Slaughter
      Vice President -- Planning and Secretary...................  $  200,000        11,119

    Craig M. Johnson
      Vice President -- Community Development....................  $  200,000        11,119

    All Executive Officers as a Group............................  $1,600,000        88,952

    Non-Employee Directors.......................................         (2)           (2)

    Non-Executive Employees......................................  $1,000,000        55,595

- ---------------
(1) The number of shares of Common Stock of the Company to be awarded under the Restricted Stock Plan was determined by dividing $200,000 by $17.988, the average closing price of the Common Stock on the NYSE for the 10 consecutive trading days immediately following February 8, 1995, the date on which the Company released its financial results for the fiscal year ended December 31, 1994.

(2) Non-Employee Directors do not participate in the Restricted Stock Plan.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE RESTRICTED STOCK PLAN, AND IT IS INTENDED THAT PROXIES NOT MARKED TO THE CONTRARY WILL BE SO VOTED.

     The affirmative vote of the holders of a majority of the shares of Stock present in person or represented by Proxy and entitled to vote at the Meeting is required for approval of Proposal 2.

                       RATIFICATION OF THE APPOINTMENT OF
                        ARTHUR ANDERSEN LLP AS AUDITORS
                                  (PROPOSAL 3)

     The Board, upon recommendation of the Audit Committee, has appointed, subject to ratification by Stockholders, the firm of Arthur Andersen LLP, independent public accountants, to examine the financial statements of the Company for 1995. Arthur Andersen LLP has been employed by the Company as its independent auditors for more than 25 years. Stockholders are asked to ratify the action of the Board in making such appointment.

     Representatives of Arthur Andersen LLP will attend the Meeting and may make a statement if they so desire. They also will be available to respond to appropriate questions.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION, AND IT IS INTENDED THAT PROXIES NOT MARKED TO THE CONTRARY WILL BE SO VOTED.

     The affirmative vote of the holders of a majority of the shares of Stock cast thereon is required for the ratification of the appointment of auditors.

                                 OTHER BUSINESS

     Management of the Company knows of no business to be brought before the Meeting other than the election of Class II Directors, the adoption of the Corporate Officers and Presidents of Operations Restricted Stock Plan and ratification of the appointment of auditors as set forth in the Notice of Annual Meeting. If any other proposals come before the Meeting, it is intended that the shares of Stock represented by Proxies shall be voted in accordance with the judgment of the person or persons exercising the authority conferred by the Proxies.

                             STOCKHOLDER PROPOSALS

     Proposals by Stockholders intended to be presented at the 1996 Annual Meeting of Stockholders must be received by the Company on or before November 20, 1995 in order to be included in the Proxy Statement and Proxy for that meeting. The mailing address of the Company for submission of any such proposal is given on the first page of this Proxy Statement.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON.

                                          On Behalf of the Board of Directors

                                          RICHARD G. SLAUGHTER
                                          Secretary

Houston, Texas
March 20, 1995

                                                                       EXHIBIT A

                             U.S. HOME CORPORATION
                CORPORATE OFFICERS AND PRESIDENTS OF OPERATIONS
                             RESTRICTED STOCK PLAN

1. PURPOSE.

     The purpose of the U.S. Home Corporation Corporate Officers and Presidents of Operations Restricted Stock Plan (the "Plan") is to create incentives for the corporate officers and presidents of operations of U.S. Home Corporation (the "Company") to provide services to the Company over a long period of time and to enhance the level of performance of the Company by awarding such employees shares of Stock (as defined herein) subject to certain vesting requirements.

2. ADMINISTRATION.

     (a) A committee (the "Committee"), which shall initially be the Compensation and Stock Option Committee of the board of directors of the Company (the "Board"), and which will be comprised of at least three members of the Board, all of whom are "disinterested persons" (as defined below), will (i) administer the Plan, (ii) establish, subject to the provisions of the Plan, such rules and regulations as it may deem appropriate for the proper administration of the Plan and (iii) make such determinations under, and such interpretations of, and take such steps in connection with, the Plan or the Stock issued thereunder as it may deem necessary or advisable. The members of the Committee may be appointed from time to time by the Board and serve at the pleasure of the Board. The Committee will hereinafter be referred to as the "Administrator."

     (b) For the purposes of this Section 2, a "disinterested person" is a person who, on a given date, is disinterested within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

3. STOCK.

     The stock which is the subject of the Plan will be the shares of common stock of the Company, $.01 par value per share (the "Stock"), whether authorized and unissued or treasury stock. The total number of shares of Stock which may be issued under the Plan will not exceed, in the aggregate, 250,000.

4. AWARD OF STOCK.

     (a) All of the corporate officers and presidents of operations of the Company listed on Schedule A attached hereto (each an "Employee" and collectively, "Employees"), shall be eligible to receive Stock in accordance with the terms hereof.

     (b) In consideration of future services to be provided by each Employee to the Company, each Employee shall be awarded, on a one-time basis, the number of shares of Stock, subject to the restrictions contained herein, determined by dividing $200,000 by the average closing price of the Stock on the New York Stock Exchange (the "NYSE") for the 10 consecutive trading days immediately following the date on which the Company releases its financial results for the fiscal year ending December 31, 1994; provided that no fractional shares of Stock shall be issued under the Plan.

     (c) The closing price of the Stock, as of any particular day, will be as reported in The Wall Street Journal; provided, however, that if the Stock is not listed on the NYSE on any applicable day, the closing price for such day will be not less than the fair market value of the Stock on such day, as determined by the Administrator based on such empirical evidence as it deems to be appropriate under the circumstances.

     (d) The Administrator shall have the right pursuant to the terms hereof to award Stock to any individual who becomes a corporate officer or president of operations of the Company after the effective date of the Plan and prior to the initial Vesting Date (as defined herein). The Administrator shall make such award substantially in accordance with the terms of the Plan, including the vesting requirements contained in Section 5 hereof, but shall be permitted to award a smaller number of shares of Stock based on the date on which the individual commences employment as a corporate officer or president of operations of the Company.

5. VESTING.

     (a) On each Vesting Date, unless all shares of Stock awarded to each Employee shall have previously vested with each Employee and subject to the forfeiture provisions contained herein, a percentage of the shares of Stock awarded hereunder to each Employee shall vest with each Employee such that the cumulative percentage of total shares of Stock vested with each Employee shall be the greater of the applicable percentages set forth below:

        (i) (A) 20% as of the Vesting Date in the year 2000;
            (B) 40% as of the Vesting Date in the year 2001;
            (C) 60% as of the Vesting Date in the year 2002;
            (D) 80% as of the Vesting Date in the year 2003;
            (E) 100% as of the Vesting Date in the year 2004;

        (ii) If, on a Vesting Date, the Return on Assets Improvement (as defined herein) is:

            (A) greater than 1.05 and less than or equal to 1.10, then 40%;
            (B) greater than 1.10 and less than or equal to 1.15, then 60%;
            (C) greater than 1.15 and less than or equal to 1.20, then 80%;
            (D) greater than 1.20, then 100%;

provided, however, that no Employee shall be required to forfeit any shares of Stock previously vested hereunder.

For the purposes hereof:

     "Return on Assets Improvement" means (x) the sum of the Return on Assets for the two fiscal years of the Company immediately prior to the applicable Vesting Date divided by two, and the result divided by (y) the Return on Assets for the fiscal year ended December 31, 1994, rounded to the nearest hundredth.

     "Return on Assets" means (x) the amount contained in the Company's "income
(loss) before income tax" line-item for the applicable fiscal year of the Company as reported in the consolidated statements of operations set forth in the audited financial statements for the Company for such fiscal year, divided by (y) the Average Total Assets for such year.

     "Average Total Assets" means an amount equal to (x) (1) total housing assets at the beginning of the applicable fiscal year of the Company (as reported in the consolidated balance sheet set forth in the audited financial statements for the Company for the prior fiscal year), plus (2) total housing assets at the end of such fiscal year (as reported in the consolidated balance sheet set forth in the audited financial statements for the Company for such fiscal year), divided by (y) two.

     (b) In the event an Employee is not employed by the Company on or prior to December 31 of any year which is immediately prior to any Vesting Date, due to voluntary termination of employment by the Employee or termination for Cause (as defined herein), all of the shares of Stock remaining to be vested with such Employee hereunder and all rights arising from such shares of Stock shall be forfeited by such Employee and returned to the Company.

     (c) For purposes of the Plan, a voluntary termination by an Employee will not be deemed to occur in the event such Employee is Constructively Terminated (as defined herein).

     (d) In the event an Employee is terminated without Cause prior to January 1, 2000, 20% of the shares of Stock awarded hereunder shall immediately vest with such Employee and the remaining shares of Stock to be vested hereunder and all rights arising from such shares of Stock shall be forfeited by such Employee and returned to the Company.

     (e) In the event there is a Change of Control (as defined herein) and within 24 months thereof an Employee is terminated without Cause or Constructively Terminated, all shares of Stock remaining to be vested with such Employee hereunder shall immediately vest with such Employee and the Company shall immediately cause the issuance to such Employee of appropriate stock certificates representing such shares of Stock in such Employee's name in accordance with Section 6 hereof.

     (f) In the event an Employee dies, is Permanently Disabled (as defined herein), or retires (after not less than 20 years of employment by the Company), the Administrator shall have the authority, in its sole discretion, to vest such Employee (or such Employee's estate, if applicable) in as many shares of Stock as the Administrator shall deem appropriate, based upon such Employee's prior job performance.

     (g) For purposes of the Plan:

          (i) "Base Salary" shall mean an amount equal to an Employee's maximum annual base salary in effect at any time after the effective date of the Plan, excluding any incentive compensation or bonus payable or paid to an Employee.

          (ii) "Cause" means (1) an Employee's continuing willful failure to perform his duties with respect to the Company (other than as a result of total or partial incapacity due to physical or mental illness), (2) gross negligence or malfeasance by an Employee in the performance of his duties with respect to the Company, (3) an act or acts on an Employee's part constituting a felony under the laws of the United States or any state thereof which results or was intended to result directly or indirectly in gain or personal enrichment by such Employee at the expense of the Company or (4) any other circumstances set forth in an employment agreement between the Company and such Employee which would constitute grounds for the Company to terminate the employment of such Employee for cause (as defined in the applicable employment agreement).

          (iii) "Change of Control" means any of the following: (1) the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets as an entirety or substantially as an entirety to any person (including any individual or entity) or group of persons (within the meaning of Section 13(d)(3) of the Exchange Act in one or a series of transactions; provided that a transaction where the holders of all classes of common equity of the Company immediately prior to such transaction own, directly or indirectly, 50% or more of the aggregate voting power of all classes of common equity of such person or group immediately after such transaction will not be a Change of Control, (2) the liquidation or dissolution of the Company; provided that a liquidation or dissolution of the Company which is part of a transaction or series of related transactions that does not constitute a Change of Control under the "provided" clause of clause (1) above will not constitute a Change of Control hereunder or (3) any transaction or a series of related transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, any person, including, a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate voting power of all classes of common equity of the Company or of any person that possesses "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate voting power of all classes of common equity of the Company.

          (iv) "Constructively Terminated" means (1) a reduction in an amount equal to or greater than 15 percent of an Employee's Base Salary, (2) a material reduction in an Employee's job function, duties or responsibilities or (3) a required relocation of an Employee of more than 50 miles from such Employee's current job location; provided, however, that the employment with the Company or its divisions or subsidiaries of a President of Operations will not be deemed to be Constructively Terminated in the event he or she is required to be a Division Chairman or Division President with the Company or its divisions or subsidiaries and has job functions, duties or responsibilities of a Division Chairman or Division President and/or is required to relocate in connection with such change in position; provided, further, that the employment of an Employee will not be deemed Constructively Terminated unless such Employee actually terminates his or her employment with the Company within 60 days after the occurrence of an event specified in clause (1), (2) or (3) above.

          (v) "Permanently Disabled" means physical or mental incapacity of such nature that an Employee is unable to engage in or perform the principal duties of his customary employment or occupation on a continuing or sustained basis. All determinations as to the date and extent of disability of any Employee shall be made by the Administrator upon the basis of such evidence as it deems necessary or desirable.

          (vi) "Vesting Date" means the date each year, commencing in 2000, on which the Company releases its financial results for the previous fiscal year.

  6. STOCK CERTIFICATES.

     (a) Each Employee shall receive a stock certificate reflecting the number of shares of Stock awarded hereunder. Such certificate shall be registered in the name of such Employee and shall bear the following legend:

     "The securities (the "Shares") represented by this stock certificate are restricted by the terms of the U.S. Home Corporation Corporate Officers and Presidents of Operations Restricted Stock Plan ("Restricted Stock Plan"), effective as of January 1, 1995, which contains provisions affecting the rights and obligations of the holder of the Shares and restrictions on the transfer of the Shares. Any transfer of the Shares represented by this stock certificate in violation of the Restricted Stock Plan is null and void."

     (b) The Administrator may, in its sole discretion, require that the stock certificates evidencing the shares of Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of receiving the shares of Stock, the Employee shall have delivered a stock power, endorsed in blank, relating to the shares of Stock. If and to the extent any shares of Stock vest with an Employee in accordance with terms hereof, stock certificates for the appropriate number of unrestricted shares of Stock shall be delivered promptly to the Employee. Shares of Common Stock will not be released to an Employee unless and until the amount of federal, state or local taxes required to be withheld has been paid or satisfied. Tax withholding liabilities may be satisfied by the Employee relinquishing shares of Common Stock vested pursuant to the Plan, valued at the market price of the Common Stock on the date such shares of Common Stock are released to the Employee.

     7. TERM AND EFFECTIVE DATE.

     The Plan will become effective upon (i) approval by the Board and (ii) approval by the affirmative vote of a majority of the shares of voting capital stock of the Company present or represented and entitled to vote at the 1995 annual meeting of the Company's stockholders. Subject to Section 15 hereof, the Plan shall terminate upon issuance and vesting of the Stock issuable pursuant to the Plan.

     8. TRANSFERABILITY.

     Employees shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Stock awarded hereunder prior to the vesting of such shares of Stock. Upon vesting of such shares of Stock, an Employee will only transfer such shares of Stock in compliance with applicable federal and state securities laws. Employees who are affiliates of the Company may generally dispose of their shares in accordance with Rule 144 promulgated under the Securities Act of 1933, as amended.

     9. RIGHTS AS A STOCKHOLDER.

     Except as provided in Section 8 hereof or this Section 9, Employees shall have, with respect to any shares of Stock remaining to be vested hereunder, all of the rights of stockholders of the Company, including the right to vote such shares of Stock and to receive any cash dividends. Stock dividends, if any, issued with respect to such shares of Stock shall be subject to the same restrictions and other terms and conditions hereunder that apply to such shares of Stock.

     10. INVESTMENT PURPOSE.

     At the time of issuance of any shares of Stock, the Administrator may, if it will deem it necessary or desirable for any reason, require an Employee to represent in writing to the Company that (a) it is such Employee's then intention to acquire the Stock for investment purposes and not with a view to the distribution thereof and/or (b) upon acquisition of the Stock, the Employee will not beneficially own in excess of 4.9 percent of the value of the equity securities (as defined in Rule 3a11-1 under the Exchange Act) of the Company; provided that for purposes of this Section 10(b), all outstanding options and convertible securities to acquire Stock shall be deemed to be exercised or converted; provided, further, that this Section 10(b) shall be inoperative after June 21, 1995.

     11. RIGHT TO TERMINATE EMPLOYMENT.

     Nothing contained herein will restrict the right of the Company to terminate the employment of any Employee at any time.

     12. FINALITY OF DETERMINATIONS.

     Each determination, interpretation, or other action made or taken pursuant to the provisions of the Plan by the Administrator will be final and be binding and conclusive for all purposes.

     13. SUBSIDIARY AND PARENT CORPORATIONS.

     Unless the context requires otherwise, references under the Plan to the Company will be deemed to include any subsidiary corporations and parent corporations of the Company, as those terms are defined in Section 424 of the Internal Revenue Code of 1986, as amended.

     14. GOVERNING LAW.

     The Plan will be governed by the laws of the State of Delaware.

     15. AMENDMENT AND TERMINATION.

     The Administrator may at any time terminate, amend or modify the Plan in any respect it deems suitable; provided, however, that, solely with respect to persons subject to Section 16 of the Exchange Act, no such action of the Administrator, without the approval of the stockholders of the Company, may (i) materially increase the benefits accruing to employees eligible to receive Stock under the Plan, (ii) materially increase the total amount of Stock which may be awarded under the Plan or (iii) materially modify the requirements for participation in the Plan; provided, further, that no amendment, modification or termination of the Plan may in any manner affect any Stock (whether vested or not) theretofore awarded under the Plan without the consent of the Employee to whom Stock has been awarded.

     16. OVERRIDE.

     (a) With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.

     (b) All transactions pursuant to terms of the Plan, including, without limitation, awards and vesting of Stock, shall only be effective at such time as counsel to the Company shall have determined that such transaction will not violate federal or state securities or other laws. The Administrator may, in its sole discretion, defer the effectiveness of such transaction to pursue whatever actions may be required to ensure compliance with such federal or state securities or other laws.

                                   SCHEDULE A

                 CORPORATE OFFICERS                   PRESIDENTS OF OPERATIONS
        ------------------------------------    ------------------------------------
        Robert J. Strudler                      Sam B. Crimaldi
        Isaac Heimbinder                        James R. Petty
        Gary L. Frueh                           Christopher B. Rediger
        Craig M. Johnson                        Michael T. Richardson
        Thomas A. Napoli                        Philip J. Walsh III
        Chester P. Sadowski
        Richard G. Slaughter
        Kelly F. Somoza

P R O X Y

                            U.S. HOME CORPORATION

                        ANNUAL MEETING OF STOCKHOLDERS

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints ROBERT J. STRUDLER and ISAAC HEIMBINDER, and each of them, with full power of substitution, as proxies of the undersigned to vote all of the shares of Capital Stock of U.S. Home Corporation the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of U.S. Home Corporation, a Delaware corporation, to be held at the Omni Hotel, Four Riverway, Houston, Texas, at 10:00 a.m., local time, on Wednesday, April 26, 1995, and at any adjournment thereof, on the matters described on the reverse hereof and, in their discretion, on such other matters as may properly come before the meeting.

     UNLESS AUTHORITY TO DO SO IS WITHHELD BY APPROPRIATE DESIGNATION, THIS PROXY SHALL BE DEEMED TO HAVE GRANTED AUTHORITY TO VOTE FOR THE ELECTION OF ALL CLASS II DIRECTORS AS SET FORTH IN THE PROXY STATEMENT, AND WILL BE SO VOTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 2 AND 3.

     Please sign, date and return this Proxy promptly. No postage is required if returned in the enclosed envelope and mailed in the United States.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

- --------------------------------------------------------------------------------

/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

1. ELECTION OF CLASS II DIRECTORS
                                                                                   FOR   AGAINST   ABSTAIN
Nominiees: Glen Adams; Steven L. Gerard; 2. Approval of the Corporate Officers     / /     / /       / /
          Kenneth J. Hanau, Jr;             and Presidents of Operations
          Charles A. McKee                  Restricted Stock Plan.

        FOR        WITHHELD              3. Ratification of Arthur Andersen        / /     / /       / /
        / /          / /                    LLP as auditors.

                                         Please sign exactly as name appears on this Proxy. If shares are
For, except vote withheld from the       registered in more than one name, all such persons should sign
following nominee(s):                    this Proxy. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. Trustees, guardians, executors and administrators should sign in their
- --------------------------------------   official capacity giving their full title as such. If a
                                         partnership, please sign in partnership name by authorized person.
MARK HERE
FOR ADDRESS      / /                     Signature:_____________________________ Date:__________________
CHANGE AND
NOTE BELOW                               Signature:_____________________________ Date:__________________